Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

IN RE: VALENCE TECHNOLOGY, INC., Debtor.	§ § § § § § §	Chapter 11 CASE NO. 12-11580-CAG

FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION

Streusand, Landon & Ozburn, LLP

Sabrina L. Streusand

Christopher J. Ozburn

Seth E. Meisel

811 Barton Springs Road

Suite 811

Austin, Texas 78704

(512) 236-9900

Attorneys for the Debtor

and Debtor-in-Possession

Dated: September 20, 2013

Section 16.5	Tax-Exempt Status	34
Section 16.6	Expedited Determination of Post-petition Taxes	34
Section 16.7	Severability	34
Section 16.8	Governing Law	34
Section 16.9	Courts of Competent Jurisdiction	34
Section 16.10	Headings	35
Section 16.11	Exhibits/Schedules	35
Section 16.12	Plan Controls Disclosure Statement: Confirmation Order Controls Plan	35
Section 16.13	Successors and Assigns	35
Section 16.14	Notices	35

INTRODUCTION

Valence Technology, Inc., as debtor and debtor-in-possession (the “Debtor”), proposes the following first amended chapter 11 plan of reorganization (this “Plan”) pursuant to section 1121(a) of the United States Bankruptcy Code (the “Bankruptcy Code”). All capitalized terms used in this Plan are defined either in section 101 of the Bankruptcy Code, in Article I below, or in the body of this Plan.

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. As used in this Plan, the following terms shall have the respective meanings specified below:

“Administrative Expense” means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Case under section 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, amounts owed to vendors providing goods and services to the Debtor during the Chapter 11 Case, Post Petition Intercompany Claims, and tax obligations incurred after the Commencement Date, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 327, 328, 330, 331, 503 and/or 1103 of the Bankruptcy Code, whether fixed before or after the Effective Date, and all fees and charges assessed against the Debtor’s estate under chapter 123 of title 28, United States Code, 28 11 U.S.C. § 1911-1930 including the fees, if any, due to the United States Trustee.

“Administrative Expense Bar Date” means the date that is sixty (60) days after the Effective Date or such other date as the Bankruptcy Court determines.

“Affiliate” means “affiliate” as set forth in section 101(2)(B) of the Bankruptcy Code (and specifically includes, without limitation, any Subsidiary that otherwise satisfies the requirements of section 102(2)(B) of the Bankruptcy Code).

“Allowed” means, with reference to any Claim or Administrative Expense, (a) allowed pursuant to this Plan, (b) not Disputed, (c) listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not Disputed or contingent and for which no contrary proof of claim has been filed, (d) compromised, settled, Allowed or otherwise resolved pursuant to a Final Order, (e) if Disputed, has been allowed by a Final Order, or (f) asserted by a timely filed proof of Claim or Administrative Expense (or motion for Administrative Expense) as to which no timely objection has been or is interposed (as determined in accordance with Section 2.1 or Section 9.4 of this Plan or any applicable period of limitation fixed by the Bankruptcy Code, or the Bankruptcy Rules, or the Bankruptcy Court); provided, however, that Claims allowed pursuant to an order of the Bankruptcy Court solely for the purpose of voting to accept or reject this Plan shall not be considered “Allowed Claims” hereunder.

“Assumption Order” means the Order of the Bankruptcy Court that allows for the assumption of an executory contract and/or unexpired lease with the Debtor prior to the Effective Date.

“Avoidance Claims” means any and all claims of the Debtor’s estate that could be brought under section 547 of the Bankruptcy Code or under section 548 of the Bankruptcy Code, and the right to recover on account of any such claim under section 550 of the Bankruptcy Code.

“Ballots” means the forms distributed to each holder of an impaired Claim that is entitled to vote to accept or reject this Plan, on which is to be indicated acceptance or rejection of this Plan.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Texas, Austin Division.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, applicable to the Chapter 11 Case, and the related Official Bankruptcy Forms, and any Local Rules of the Bankruptcy Court.

“Benefit Plans” means all employee benefit plans, policies and programs, if any, for which the Debtor has any liability by contract or law or which are maintained by the Debtor for employees of the Debtor or its Affiliates, but excluding any benefit plans that have been terminated or rejected as of the Effective Date.

“Berg & Berg Liens and Security Interests” means the liens and security interests granted under the security agreements for the Berg & Berg Notes.

“Berg & Berg Notes” means, collectively, the 1990 Loan and the 2001 Loan.

“Business Day” means any day other than (a) a Saturday, (b) a Sunday, (c) or a legal holiday as defined in Bankruptcy Rule 9006(a), and (d) the Friday after Thanksgiving Day.

“Cash” means legal tender of the United States of America unless otherwise noted.

“Causes of Action” means any and all actions, proceedings, causes of action, obligations, suits, judgments, damages, demands, debts, accounts, controversies, agreements, promises, liabilities, legal remedies, equitable remedies, and claims (and any rights to any of the foregoing), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, known or unknown, foreseen or unforeseen, fixed, contingent, matured, unmatured, disputed, undisputed, then existing or thereafter arising, secured or unsecured, whether asserted or assertable directly or derivatively, in law, equity or otherwise including without limitation, any recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law.

“Chapter 11 Case” means the case commenced by the Debtor pursuant to chapter 11 of the Bankruptcy Code under the caption Valence Technology, Inc., Chapter 11 Case No. 12-11580-CAG.

“Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code, against the Debtor, or its property, whether or not asserted.

“Class” means a category of holders of Claims or Equity Interests as set forth in Article III of this Plan, classified by this Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the estate of the Debtor that is subject to a lien to secure the payment or performance of a Claim, which lien is valid, perfected and enforceable under applicable law, and is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law.

“Commencement Date” means the date of filing of the Debtor’s voluntary petition for relief under the Bankruptcy Code.

“Confirmation Date” means the date upon which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket in the Chapter 11 Case.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

“Convenience Claim” means any non-Disputed, non-contingent, liquidated, unsecured, non-priority Claim in the amount of five hundred dollars ($500.00) or less than that amount.

“Coverage Claim” means any claim by an insurer, Reorganized Debtor or Debtor whereby the party seeks a declaration of rights and obligations or other relief with respect to any Insurance Policy or Insurance Agreement issued or allegedly issued by any insurers.

“Covered Professionals” means representatives, agents, financial advisors, industry experts/advisors, and attorneys, in each case only to the extent that such Person represented or provided services in connection with the DIP Agreement, the Chapter 11 Case or any matter that could have been the subject of the complaint.

“Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

“Cure Amount” means all amounts required to be paid to a counterparty to an executory contract or unexpired lease to assume such contract or lease pursuant to section 365 of the Bankruptcy Code, or under Bankruptcy Court Order.

“Debtor” means Valence Technology, Inc.

“DIP Agreement” means, collectively, (a) the Debtor-in-Possession Loan and Security Agreement dated as of September 13, 2012, by and between the Debtor and GemCap Lending I, LLC, (b) all related loan documents and (c) Final DIP Order, all as amended, modified or supplemented from time to time thereafter.

“DIP Claim” means all Claims of the DIP Lender arising out of or relating to the DIP Agreement and any and all “Obligations” as defined therein.

“DIP Lender” means GemCap Lending I, LLC, and any other Person becoming a lender under the Final DIP Order prior to the Effective Date.

“Disclosure Statement” means the disclosure statement relating to this Plan as amended from time to time, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

“Disputed” means, with reference to a Claim or Administrative Expense, (i) disputed under this Plan, or subject or potentially subject to a timely objection and/or request for estimation, in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, interposed by the Debtor, the Reorganized Debtor, or the Creditors’ Committee, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, (ii) improperly asserted, by the untimely or otherwise improper filing of a proof of Claim or Administrative Expense as required by order of the Bankruptcy Court, or (iii) disallowed pursuant to section 502(d) of the Bankruptcy Code. A Claim or Administrative Expense that is Disputed as to its amount shall not be Allowed in any amount for purposes of distribution.

“Distribution Date” means, except with respect to securities to be canceled under this Plan, the date fixed as the “Distribution Date” by order of the Bankruptcy Court approving the Disclosure Statement.

“District Court” means the United States District Court for the Western District of Texas having jurisdiction over the Chapter 11 Case.

“Effective Date” means the first Business Day on which the conditions specified in Section 12.1 of this Plan have been satisfied or waived and this Plan becomes effective in accordance with its terms and the Confirmation Order.

“Effective Date Anniversary” means any annual anniversary of the Effective Date; provided, however, that if the anniversary of the Effective Date in any year is not a Business Day, then the Effective Date Anniversary shall be the first Business Day after the anniversary of the Effective Date in such year.

“Equity Incentive Plan” means the equity plan for certain employees of the Reorganized Debtor filed as part of the Plan Supplement.

“Equity Interest” means any share of common or preferred stock or other Instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

“Final Cash Collateral Order” means the Final Agreed Order Authorizing the Debtor’s Use of Cash Collateral, entered September 6, 2012 (Docket No. 110).

“Final DIP Order” means the Final Order Granting Debtor’s Expedited Motion (1) Authorizing Postpetition Financing, (2) Granting Priming Liens and Providing Super Priority Administrative Expense Priority, (3) Authorizing Use of Cash Collateral and Providing for Adequate Protection, (4) Modifying the Automatic Stay, and (5) Scheduling a Final Hearing, Pursuant to Sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014, entered October 11, 2012 (Docket No. 166).

“Final Order” means an order of the Bankruptcy Court or District Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, or moved to reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or District Court shall have been upheld by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, the possibility that a timely motion under Bankruptcy Rule 9024 or any applicable analogous rule may be filed with respect to such order shall not prevent such order from being a Final Order.

“General Unsecured Claim” means any Claim against the Debtor other than (a) an Administrative Expense, (b) a Priority Tax Claim, (c) a Priority Non-Tax Claim, (d) a Secured Claim, (e) the Cure Claim of Lishen, (f) a Convenience Claim, or (g) the Unsecured Claim of Carl Warden.

“Instrument” means any mortgage, share of stock, security, promissory note, bond or any other “Instrument” as that term is defined in section 9-102(a)(47) of the Uniform Commercial Code in effect in the State of Texas on the Commencement Date.

“Insurance Agreements” means any documents or agreements related to an Insurance Policy, including, but not limited to, claims servicing agreements, pursuant to which an insurer or an insured has current or future obligations, and which any insurer or its present or former Affiliates or predecessors may have entered into with the Debtor or its present or former Affiliates or predecessors in connection with any Insurance Policy.

“Insurance Policies” means any insurance policies, programs or contracts held by, entered into or issued to or for the benefit of the Debtor.

“Intercompany Claim” means any Pre-petition Intercompany Claim or Post Petition Intercompany Claim.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Debtor (or its subsidiaries, the assets of which constitute all or substantially all of the assets of the Debtor and its subsidiaries, taken as a whole), in a single transaction or series of transactions.

“Lishen” means Tianjin Lishen Battery Joint-Stock Co., Ltd.

“New Claim Note” means the senior secured note in the principal amount of $19,101,830, authorized and issued pursuant to this Plan by the Reorganized Debtor on the Effective Date.

“New Loan” means the loan to be issued to the Reorganized Debtor in an aggregate principal amount of $20,000,000 in connection with the Exit Facility.

“New Loan Note” means the senior secured note in the principal amount of $20,000,000, authorized and issued pursuant to this Plan by the Reorganized Debtor on the Effective Date.

“New Valence Stock” means collectively, the shares of the Reorganized Debtor to be issued pursuant to Section 5.5 of this Plan and to be described in the Plan Supplement, and which may take the form of preferred stock, common stock or another security of the Reorganized Debtor.

“Non-Debtor Affiliate” means any Affiliate of the Debtor that is not a Debtor in the Chapter 11 Case.

“Other Secured Claim” means any Secured Claim other than the DIP Claim or the Secured Claim held by the Pre-petition Secured Lender.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company trust, unincorporated association, joint venture, governmental authority, governmental unit, or other entity of whatever nature.

“Plan” means this first amended chapter 11 plan of reorganization for the Debtor, including all applicable exhibits and schedules annexed hereto or associated herewith (including the Plan Supplement), that shall be filed with the Bankruptcy Court, as altered, amended or modified from time to time in accordance with the terms hereof, the Bankruptcy Code and the Bankruptcy Rules.

“Plan Supplement” means the compilation of documents and forms of documents or term sheets for such documents specified herein that shall be filed with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing, which is an integral part of this Plan.

“Post Petition Intercompany Claim” means any claim against the Debtor by any Non-Debtor Affiliate that arose on or after the Commencement Date.

“Preferred Shares” means all outstanding Preferred Shares, including but not limited to 430 shares of Series C-1 Convertible Preferred Stock and 431 shares of Series C-2 Convertible Preferred Stock owned by the Pre-petition Secured Lender.

“Preferred Stockholder Claim” means a claim by the holder of Preferred Shares.

“Pre-petition Intercompany Claim” means any Claim against the Debtor by any Non-Debtor Affiliate that arose prior to the Commencement Date.

“Pre-petition Secured Lender” means the holders of the 1990 Loan and the 2001 Loan.

“Priority Non-Tax Claim” means any Claim entitled to priority in payment, as specified in sections 507(a)(2)-(7) and (9) of the Bankruptcy Code, other than a Priority Tax Claim.

“Priority Tax Claim” means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means the proportion that the amount of any Claim in a particular Class against the Debtor bears to the aggregate amount of all Claims in such Class against the Debtor, including the estimated Allowed amount of any Disputed Claims in such Class.

“Reorganized Debtor” means the Debtor as reorganized on and after the Effective Date.

“Reorganized Released Parties” means the Reorganized Debtor and the Non-Debtor Affiliates and their principals, shareholders, subsidiaries, affiliates, employees, agents, representatives, officers, directors, members, partners, professionals (all solely in their capacities as such), successors and assigns.

“Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtor on July 26, 2012 and July 27, 2012 as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

“Secured Claim” means, pursuant to section 506 of the Bankruptcy Code, that portion of a Claim that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of a Debtor in and to property of the relevant estate, to the extent of the value of the holder’s interest in such property as of the relevant determination date, or (b) Allowed as such pursuant to the terms of this Plan (subject to the Confirmation Order becoming a Final Order). “Secured Claim” includes any Claim that is: (i) subject to an offset right under applicable law, and (ii) a secured claim against a Debtor pursuant to sections 506(a) and 553 of the Bankruptcy Code.

“Secured Lenders” means the past, present and future lenders under the DIP Agreement and the Berg & Berg Notes and their successors and assigns, but each only in its respective capacity as a lender under either facility.

“Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Litigation” means that certain lawsuit filed by Mark McNulty, on behalf of Himself and All Others Similarly Situated v. Robert Kanode and Don Gottschalk, Case No. 12-CV-6842, United States District Court, Southern District of New York.

“Subsidiary” means Valence Technology Cayman Islands, Inc., a Cayman Islands corporation, wholly owned by Valence Technology, Inc.; Valence Technology (Suzhou) Co., Ltd., a China corporation, wholly owned by Valence Technology Cayman Islands, Inc.; and Valence Energy-Tech (Suzhou) Co., Ltd., a China corporation, wholly owned by Valence Technology Cayman Islands, Inc.

“The 1990 Loan” means the July 1990 loan agreement with Baccarat Electronics that was later assigned to the Pre-petition Secured Lender, as restated, modified and amended on a number of occasions, with the most recent extension dated July 27, 2011. The outstanding total amount of principal and accrued unpaid interest on the 1990 Loan as of the Commencement Date is approximately $32.2 million.

“The 2001 Loan” means the October 2001 loan agreement with the Pre-petition Secured Lender, as restated, modified and amended on a number of occasions, with the most recent extension on July 27, 2011. The total principal and accrued unpaid interest under the 2001 Loan as of the Commencement Date is approximately $36.9 million.

“Unsecured Claim of Carl Warden” means the unsecured claim in the amount of $3,016,875.00 held by Carl Warden and guaranteed by Carl Berg.

Section 1.2     Interpretation and Construction of Terms. The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

If a Claim is to be “reinstated” under the terms of this Plan, that shall mean that such Claim shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding that the holder of such Claim shall not have any right to enforce, with regard to any default occurring prior to the Effective Date, any contractual provision or applicable non-bankruptcy law that entitles the holder of such Claim to demand or receive payment of such Claim prior to its stated maturity date from and after the occurrence of a default, and (i) the holder of the Claim shall retain all of its legal rights respecting the Claim, (ii) the applicable Debtor, as reorganized, shall remain liable for the Claim, and (iii) the applicable Debtor, as reorganized, shall retain any and all defenses respecting the Claim.

Any term used in this Plan that is not otherwise defined shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

Except as otherwise expressly provided herein, all references to “$” or “dollars” shall be deemed to be references to the lawful money of the United States of America.

ARTICLE II

TREATMENT OF ADMINISTRATIVE

EXPENSES AND PRIORITY TAX CLAIMS

Section 2.1     Administrative Expenses.

(a)     Generally. On the Effective Date of this Plan, or as soon as practicable after the Effective Date, but in no event later than thirty (30) calendar days after the Effective Date, the Debtor shall pay each Allowed Administrative Expense in full and in Cash, unless such holder consents to other treatment of its Administrative Expense Claim.

This Plan constitutes a motion to fix and establish a bar date of sixty (60) days following the Effective Date (the “Administrative Expense Bar Date”) for the filing of Administrative Expense Claims, including final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date. Applications for payment of all Administrative Expenses that accrued on or before the Effective Date, other than those for which a bar date was previously set or for which a request and/or proof of Claim has previously been filed, must be filed and served on all parties entitled to notice thereof by no later than the Administrative Expense Bar Date.

A notice of the Administrative Expense Bar Date shall be included in the Confirmation Order and/or as a separate notice and/or as may be directed by the Bankruptcy Court. All requests for payment of an Administrative Expense that accrued on or before the Effective Date other than Administrative Expenses that have been paid or that relate to payment of professionals must be filed with the Bankruptcy Court and served on counsel for the Debtor, counsel for the Pre-petition Secured Lender, the U.S. Trustee, and counsel for the Creditors’ Committee by the Administrative Expense Bar Date. Any requests for payment of Administrative Expenses that are not properly filed and served by the Administrative Expense Bar Date shall be disallowed automatically without the need for any objection from the Debtor or the Reorganized Debtor or any action by the Bankruptcy Court.

The Reorganized Debtor, in its sole and absolute discretion, may settle the non-professional Administrative Expenses in the ordinary course of business without further Bankruptcy Court approval.

The Debtor and/or the Reorganized Debtor have the right to object to any Administrative Expense within 180 days after the Administrative Expense Bar Date, subject to extensions from time to time granted by the Bankruptcy Court. Unless the Debtor or the Reorganized Debtor objects to a timely-filed and properly served Administrative Expense, such Administrative Expense shall be deemed Allowed in the amount requested. In the event that the Debtor or the Reorganized Debtor objects to an Administrative Expense, the parties may confer to try to reach a settlement and may settle the non-professional Administrative Expenses in the ordinary course of business without further Bankruptcy Court approval; failing that, the Bankruptcy Court shall determine whether such Administrative Expense should be Allowed and, if so, in what amount.

Holders of Post Petition Intercompany Claims do not need to file a request for payment of Administrative Expense. The amount of such Claims shall be determined pursuant to the Debtor’s books and records.

All Administrative Expenses incurred in the ordinary course (including, but not limited to, those arising pursuant to Insurance Policies and related agreements assumed pursuant to this Plan) shall be paid in the ordinary course by the Debtor or the Reorganized Debtor without the need or requirement for the creditor to file a motion, application or claim for allowance of payment thereof.

(b)     Professional Compensation and Reimbursement Claims. Any entity seeking an award by the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall (i) file its final application for allowance of such compensation and/or reimbursement by no later than the Administrative Expense Bar Date or such other date as may be fixed by the Bankruptcy Court, and (ii) be paid by or on behalf of the Debtor or Reorganized Debtor, in full, in Cash, in such amounts as are Allowed, upon (a) the date the order granting such award becomes a Final Order, or as soon thereafter as is practical, or (b) such other terms as may be mutually agreed upon by the professional and the Debtor or Reorganized Debtor. Notwithstanding any of the foregoing, the Debtor or Reorganized Debtor shall assume all post petition liabilities, fees and expenses for, and make payment in the ordinary course to, any professional retained by the Debtor as an ordinary course professional pursuant to that certain order of the Bankruptcy Court, entered August 27, 2012.

Section 2.2     Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the sole option of the Reorganized Debtor, in payment of such Allowed Priority Tax Claim, either (i) on the Effective Date, an amount in Cash equal to the Allowed amount of such Claim, or (ii) on the Effective Date and each year on the Effective Date Anniversary, or on any earlier date at the sole option of the Reorganized Debtor, over a period not exceeding five (5) years after the Commencement Date, equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with a rate of interest determined under applicable non-bankruptcy law pursuant to section 511 of the Bankruptcy Code or such other amount as determined by the Bankruptcy Court in the Confirmation Order; provided, however, that no holder of an Allowed Priority Tax shall be entitled to any payments on account of any pre-Effective Date interest or penalty accrued on or after the Commencement Date with respect to or in connection with such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Debtor as such obligations become due.

ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Section 3.1     Classification under Plan. Claims, other than Administrative Expenses and Priority Tax Claims, are classified for all purposes, including voting (unless otherwise specified), confirmation, and distribution pursuant to this Plan, as follows:

Class	Designation	Impairment	Entitlement to Vote
1	Priority Non-Tax Claims	Unimpaired	No
2	Secured Tax Claims	Impaired	Yes
3	DIP Claims	Unimpaired	No
4	Pre-petition Secured Lender Claims	Impaired	Yes
5	Other Secured Claims	Impaired	Yes
6	Cure Claim of Lishen	Impaired	Yes
7	Convenience Claims	Unimpaired	No
8	General Unsecured Claims	Impaired	Yes
9	Unsecured Claim of Carl Warden	Impaired	Yes
10	Preferred Stockholder Claims	Impaired	No
11	Equity Interests in the Debtor	Impaired	No

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

Each holder of an Allowed Claim in an impaired Class that is entitled to vote on this Plan pursuant to this Article IV of this Plan, and each holder of a Claim that has been temporarily Allowed under Bankruptcy Rule 3018(a) for voting purposes only, shall be entitled to vote separately to accept or reject this Plan.

Section 4.1     Class 1 – Priority Non-Tax Claims

(a)     Impairment and Voting. Class 1 is unimpaired by this Plan. Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

(b)     Distributions. Except to the extent that the holder agrees to less favorable treatment or has been paid by the Debtor prior to the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed Claim, Cash equal to the Allowed amount of such Claim, on the Effective Date or as soon as practicable after the Effective Date or, if later, as soon as practicable after such Claim becomes Allowed.

Section 4.2     Class 2 – Secured Tax Claims

(a)     Impairment and Voting. Class 2 is impaired by this Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject this Plan.

(b)     Distributions. Except to the extent that the holder agrees to less favorable treatment, each holder of an Allowed Secured Tax Claim shall, at the sole option of the Debtor, either (i) receive from the Debtor on the Effective Date, Cash equal to the Allowed amount of such Claim, or (ii) retain its lien securing such Allowed Secured Tax Claim and on the Effective Date and each year on the Effective Date Anniversary, or on any earlier date at the sole option of the Reorganized Debtor, receive from the Reorganized Debtor equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with a rate of interest determined under applicable non-bankruptcy law pursuant to Section 511 of the Bankruptcy Code or such other amount as determined by the Bankruptcy Court in the Confirmation Order, over a period not exceeding five (5) years after the Commencement Date.

Section 4.3     Class 3 – DIP Claim

(a)     Impairment and Voting. Class 3 is unimpaired by this Plan. Each holder of an Allowed DIP Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

(b)     Distributions. On the Effective Date, the DIP Claim shall be paid in full pursuant to the Final DIP Order. Upon the payment in full in Cash on the Effective Date of all Allowed DIP Claims, all liens, Claims and security interests granted to secure the DIP Claims under the Final DIP Order shall be deemed terminated and shall be of no further force and effect without the need for any party to take any further action or for any further order of the Bankruptcy Court. However, following the payment in full in Cash on the Effective Date of all Allowed DIP Claims, the DIP Lender shall be required to execute all necessary documents requested by the Debtor or the Reorganized Debtor to effectuate the termination of all such liens, Claims and security interests which were granted to secure the DIP Claims. The Reorganized Debtor shall be entitled to take any action necessary to effectuate the discharge of any and all liens, Claims and security interests under the Final DIP Order.

Section 4.4     Class 4 – Pre-petition Secured Lender Claim

(a)     Impairment and Voting. Class 4 is impaired by this Plan. Each holder of an Allowed Pre-petition Secured Lender Claim is entitled to vote to accept or reject this Plan.

(b)     Distributions. On the Effective Date, Berg & Berg shall receive in exchange for its Allowed Secured Claim the following:

(1)     New Claim Note. In exchange for $19,101,830 of its Allowed Secured Claim, a promissory note (the “New Claim Note”) in the principal amount of $19,101,830. The New Claim Note shall accrue simple interest at the rate of five percent (5%) per annum, payable in Cash or, at the election of the Reorganized Debtor, by increasing the then-outstanding principal amount of the New Claim Note. The New Claim Note shall have a 5-year term and shall be payable in quarterly installments of interest only starting January 1, 2015, with a balloon payment of the outstanding principal amount on the fifth anniversary of the New Claim Note. The Reorganized Debtor’s obligations to the holder of the New Claim Note shall be secured by a first priority and perfected lien against all of the Reorganized Debtor’s assets, with such lien to be deemed to be perfected without the need for any further action or the recording of any further perfection document, recognizing that the holder of the New Claim Note reserves the right to record whatever lien perfection documents such holder deems appropriate and desirable. A true and correct copy of the form of the New Claim Note shall be attached to the Plan Supplement. Berg & Berg has agreed to subordinate the payment of the New Claim Note to the payment of the holders of Allowed Claims in Classes 5, 6, 7, 8, and 9 in accordance with their treatment under this Plan.

(2)     New Valence Stock. In exchange for $50,000,000 of its Allowed Secured Claim, one hundred percent (100%) of the shares of New Valence Stock, representing one hundred percent (100%) of the Reorganized Debtor’s issued and outstanding shares of capital stock on the Effective Date. The holder of 100% of the shares of New Valence Stock shall contribute ten percent (10%) of the Reorganized Debtor’s equity capitalization (which may take the form of shares of New Valence Stock or another security as described in the Plan Supplement) on the Effective Date to the Equity Incentive Plan described in Section 5.5(c) of this Plan for the benefit of qualified directors, officers and employees of the Reorganized Debtor. The equity in the Equity Incentive Plan shall be distributed in the manner and in accordance with timing determined by the Reorganized Debtor’s Board of Directors.

(3)     Liens and Security Interest Valid. All of the Claims of Berg & Berg on account of the Berg & Berg Notes shall be deemed to be valid, perfected and enforceable and not subject to offset, credit, or counterclaim, and all of the Berg & Berg Liens and Security Interests shall be deemed to be valid, perfected, and unavoidable without the need for (i) any further order of the Bankruptcy Court, (ii) the execution, filing or recordation of any financing statements, security agreements or other documents, or (iii) any further action of any party. Also, on the Effective Date, the deadline for the Creditors’ Committee or any other party in interest to file or assert any objection to the validity or enforceability of the Berg & Berg Notes or to the validity or perfection of the Berg & Berg Liens and Security Interests shall be deemed to be permanently and irrevocably waived.

Section 4.5     Class 5 – Other Secured Claims

(a)     Impairment and Voting. Class 5 is impaired by this Plan. Each holder of an Allowed Other Secured Claim is entitled to vote to accept or reject this Plan.

(b)     Distributions. Except to the extent that the holder agrees to less favorable treatment, on the Effective Date, each Allowed Other Secured Claim shall be paid its Allowed Claim, at the sole discretion of the Reorganized Debtor, either by (i) reinstatement or being rendered unimpaired in accordance with section 1124 of the Bankruptcy Code (only if not due and payable on or before the Effective Date), notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Other Secured Claim to demand or receive payment of such Claim prior to its stated maturity from and after the occurrence of a default; (ii) paid in the ordinary course of business in accordance with the course of practice between the Debtor and such holder with respect to such Claim; or (iii) paid by transfer of the Collateral securing such Claim to the holder of such Claim.

Section 4.6     Class 6 – Cure Claim of Lishen

(a)     Impairment and Voting. Class 6 is impaired by this Plan. Each holder of an Allowed Cure Claim of Lishen is entitled to vote to accept or reject this Plan.

(b)     Distributions. Lishen is the holder of an executory contract with the Debtor. Pursuant to the Order Granting Motion to Assume Executory Contracts with Tianjin Lishen Battery Joint-Stock Co., Ltd. (the “Lishen Assumption Order”), Lishen has agreed to repayment of its Cure Amount in the original amount of $4,685,281, as set forth in the Lishen Assumption Order, over a two-year period ending in August 2014. The outstanding amount of this obligation owed to Lishen as of August 1, 2013, is $3,342,281.

Section 4.7     Class 7 – Convenience Claims

(a)     Impairment and Voting. Class 7 is unimpaired by this Plan. Each holder of an Allowed Convenience Claim is conclusively presumed to have accepted this Plan and is not entitled to vote to accept or reject this Plan.

(b)     Distributions. An allowed Convenience Claim is any Allowed Unsecured Claim in an amount equal to or less than $500. Each holder of an Allowed Convenience Claim shall be paid in full on the Effective Date of this Plan or as soon as practicable thereafter. The Allowed Convenience Claims are treated in this manner because the mailing costs and administrative burden are both costly and inefficient for the Debtor.

Section 4.8     Class 8 – General Unsecured Claims

(a)     Impairment and Voting. Class 8 is impaired by this Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject this Plan.

(b)     Distributions. On the Effective Date, each holder of an Allowed General Unsecured Claim in an amount greater than $500 has the right under this Plan to opt into the Convenience Class and accept $500 on the Effective Date in full settlement and satisfaction of such Allowed General Unsecured Claim. Each holder of an Allowed General Unsecured Claim that does not opt into the Convenience Class shall be paid (i) its pro rata share of $1,102,460 (but not more than one-half of the Allowed Amount of such holder’s General Unsecured Claim) on the Effective Date and (ii) its pro rata share of $1,102,460 (but not more than one-half of the Allowed Amount of such holder’s General Unsecured Claim) on or before the first Effective Date Anniversary. These two payment amounts of $1,102,460 each shall be reduced by the amounts of any Allowed General Unsecured Claims the holders of which opt into the Convenience Class. To the extent that any of the Class 8 Claims are subsequently disallowed or reduced, the two payment amounts of $1,102,460 each being made available for the payment of Allowed General Unsecured Claims shall be proportionally reduced.

Section 4.9     Class 9 – Unsecured Claim of Carl Warden

(a)     Impairment and Voting. Class 9 is impaired by this Plan. Each holder of an Allowed Unsecured Claim of Carl Warden is entitled to vote to accept or reject this Plan.

(b)     Distributions. The holder of the Class 9 Claim shall be paid (a) $1,508,437.50 on the Effective Date and (b) $1,508,437.50 on or before the first Effective Date Anniversary.

Section 4.10     Class 10 – Preferred Stockholder Claims

(a)     Impairment and Voting. Class 10 is impaired by this Plan. Each holder of a Preferred Stockholder Claim is conclusively deemed to reject this Plan and is not entitled to vote to accept or reject this Plan.

(b)     Distributions. The Preferred Shares shall be canceled on the Effective Date. Holders of Preferred Stockholder Claims shall not receive or retain any interest or property on account of such Preferred Stockholder Claims.

Section 4.11     Class 11 – Equity Interests in the Debtor

(a)     Impairment and Voting. Class 11 is impaired by this Plan. Each holder of an Equity Interest in the Debtor is conclusively deemed to reject this Plan and is not entitled to vote to accept or reject this Plan.

(b)     Distribution. All Equity Interests shall be canceled on the Effective Date. Holders of Equity Interests shall not receive or retain any interest or property on account of such Equity Interests.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THIS PLAN

Section 5.1     Cancellation of Debtor’s Securities and Instruments. On the Effective Date, all Equity Interests in the Debtor, including, without limitation, any and all common stock, preferred stock, options or rights to exercise warrants or options or any other security that is convertible into or provides a right to otherwise acquire any common stock or any other interest in the Debtor shall be deemed canceled, terminated and of no force and effect, as permitted by, among others, section 1123 of the Bankruptcy Code, without the need for any further action to be taken by the Debtor, the holder of the Equity Interests or any other party, and the certificates that previously evidenced ownership of those Equity Interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in the Debtor or the Reorganized Debtor.

Section 5.2     Cancellation of Other Obligations of the Debtor. Except (i) for purposes of evidencing a right to distributions under this Plan, (ii) with respect to Executory Contracts that have been assumed by the Debtor, or (iii) as otherwise provided in this Plan, on the Effective Date, all the agreements and other documents evidencing the Claims or rights of any holder of a Claim, in each case, outstanding prior to the Effective Date, shall be canceled and extinguished and of no further force or effect without the need for any further action to be taken by the Debtor or any other party.

Section 5.3     Exit Financing.

On the Effective Date, the Reorganized Debtor shall enter into a new loan agreement with Berg & Berg, pursuant to which Berg & Berg shall provide to the Reorganized Debtor a new loan in the principal amount of $20,000,000 (the “New Loan”), to be evidenced by a promissory note (the “New Loan Note”). The New Loan shall accrue simple interest at the rate of five percent (5%) per annum, payable in Cash or, at the election of the Reorganized Debtor, by increasing the then-outstanding principal amount of the New Loan Note. The New Loan Note shall have a 5-year term and shall be payable in quarterly installments of interest only starting January 1, 2015, with a balloon payment of the outstanding principal amount on the fifth anniversary of the New Loan Note. The Reorganized Debtor’s obligations to the holder of the New Loan Note shall be secured by a first priority and perfected lien against all of the Reorganized Debtor’s assets, with such lien to be deemed to be perfected without the need for any further action or the recording of any further perfection document, recognizing that the holder of the New Loan Note reserves the right to record whatever lien perfection documents or take whatever other steps such holder desires or deems appropriate to perfect its lien. A true and correct copy of each of the form of the New Loan Note and the related documents shall be attached to the Plan Supplement. Berg & Berg has agreed to subordinate the payment of the New Loan Note to the payment of the holders of Allowed Claims in Classes 5, 6, 7, 8, and 9 in accordance with their treatment under this Plan.

The proceeds from the New Loan shall be used (i) to pay Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, Secured Tax Claims, DIP Claims, Other Secured Claims, the Cure Claim of Lishen, Convenience Claims, General Unsecured Claims, and the Unsecured Claim of Carl Warden, (ii) to pay the fees, costs and expenses incurred directly in connection with the restructuring transactions contemplated in connection with this Plan, and (iii) to fund the Reorganized Debtor’s working capital and general corporate needs.

Section 5.4     Sources of Cash for Plan Distributions. All Cash necessary for the Reorganized Debtor to make payments required pursuant to this Plan shall be funded with cash on hand, and by the New Loan. On the Effective Date, the Pre-petition Secured Lender shall fund the New Loan to the Reorganized Debtor, in accordance with the New Loan and subject to the satisfaction of the conditions precedent set forth therein. From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in the New Loan and any other post-Effective Date financing, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the Reorganized Debtor deems appropriate.

Section 5.5     Authorization and Issuance of New Valence Stock

(a)     New Valence Stock. Berg & Berg shall exchange $50,000,000 of its Pre-petition Secured Lender Claims for 100% of the New Valence Stock. To accomplish this, on the Effective Date, the Reorganized Debtor shall issue or reserve for issuance all of the New Valence Stock. The New Valence Stock shall represent all of the Equity Interests in the Reorganized Debtor as of the Effective Date. The issuance of the New Valence Stock by the Reorganized Debtor shall be authorized without the need for further corporate action or order of the Bankruptcy Court, and all of the shares of New Valence Stock issued pursuant to this Plan shall be duly authorized and validly issued. The Reorganized Debtor shall issue and transfer the New Valence Stock through newly issued stock certificates.

(b)     Private Company. The Reorganized Debtor shall be a private company and shall file Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission, as well as any additional filings as required by the SEC, and shall take such actions necessary to cease being a reporting company as contemplated under the Exchange Act and any applicable regulations.

(c)     Equity Incentive Plan. This Plan establishes the Equity Incentive Plan, which shall be included with the Plan Supplement and shall provide for 10% of the Reorganized Debtor’s equity capitalization (which may take the form of New Valence Stock or another equity security to be described in the Plan Supplement), or options exercisable for New Valence Stock (or another equity security), to be reserved for issuance to the Reorganized Debtor’s qualified directors, officers and employees. Such New Valence Stock (or other equity security) and options to purchase New Valence Stock (or other equity security) shall be issued pursuant to Rule 701 promulgated under the Securities Act or pursuant to an exemption provided by section 4(2) of the Securities Act.

Section 5.6     Vesting of Assets in the Reorganized Debtor. On the Effective Date, all property of the Debtor’s estate, including all claims and Causes of Action against third parties that arose prior to or after the Commencement Date, and any property acquired by the Debtor during the Chapter 11 Case or by the Reorganized Debtor under the Plan, shall vest in the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan. As of the Effective Date, all assets of the Reorganized Debtor shall be free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided in this Plan or the Confirmation Order.

Section 5.7     Ownership of Non-Debtor Subsidiaries. On the Effective Date, the Reorganized Debtor shall own and retain its equity interests in any non-Debtor Subsidiaries to the same extent as the Debtor owned an equity interest in such non-Debtor Subsidiary prior to the Effective Date.

Section 5.8     Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from the Debtor to the Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with this Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtor or the Reorganized Debtor; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment.

Section 5.9     Exemption from Securities Registration Requirements. The issuance of the New Valence Stock, the New Loan Note and the New Claim Note shall be exempt from the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution or sale of securities pursuant to the exemptions set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder.

Section 5.10     Further Assurances. The Debtor and/or the Reorganized Debtor shall be authorized to take all actions as may be necessary or appropriate to implement procedures, and amend, supplement, modify or enter into agreements and take such actions and to execute and deliver such documents as shall be necessary, appropriate or convenient to effectuate any transaction described in, approved by, contemplated by or necessary to the implementation of this Plan, including without limitation the issuance of all debt and equity securities to be issued pursuant to this Plan, without any further order of the Bankruptcy Court. Without limitation, such actions may include: (1) the execution and delivery of appropriate agreements or other documents (including, without limitation, the documents relating to the New Loan) containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (3) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Reorganized Debtor determines are necessary or appropriate. The Reorganized Debtor shall execute and deliver such other agreements, documents and Instruments as are required to be executed and/or delivered pursuant to the terms of (including, but not limited to, as a condition precedent to the effectiveness of) this Plan and the New Note.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THIS PLAN

Section 6.1     Class Acceptance Requirements. A Class of Claims shall have accepted this Plan if it is accepted by holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely voted on this Plan.

Section 6.2     Consensual and Nonconsensual Confirmation. Acceptance of this Plan by Class 2, 5, 6, 8, or 9 shall satisfy the requirement of section 1129(a)(10) of the Bankruptcy Code that at least one impaired Class accept this Plan, without including any acceptance of the Plan by an insider. In the event any Class votes to reject this Plan or is deemed to have rejected this Plan, the Debtor intends to request that the Bankruptcy Court confirm this Plan notwithstanding such rejection pursuant to section 1129(b) of the Bankruptcy Code, on the basis that this Plan is fair and equitable and does not discriminate unfairly as to the holders of any such Class.

ARTICLE VII

CORPORATE GOVERANCE AND MANAGEMENT

Section 7.1     Certificate of Incorporation and Bylaws. On the Effective Date, the certificate of incorporation and bylaws of the Reorganized Debtor may be amended and restated as deemed appropriate by the Reorganized Debtor. Any such amendment documents shall be included in the Plan Supplement. After the Effective Date, the Reorganized Debtor shall be authorized to amend and restate the certificate of incorporation and the bylaws of the Reorganized Debtor as deemed appropriate by the Reorganized Debtor.

Section 7.2     Directors and Officers of the Reorganized Debtor. On the Effective Date, (a) the initial directors of the Reorganized Debtor shall be appointed by the holder of New Valence Stock in accordance with the certificate of incorporation of the Reorganized Debtor, and (b) the officers of the Debtor immediately prior to the Effective Date are expected to be the initial officers of the Reorganized Debtor. The Debtor shall disclose, on or prior to the Confirmation Date, the identity and affiliations of any other person proposed to serve on the initial board of directors of the Reorganized Debtor or as an initial officer of the Reorganized Debtor, and, to the extent such person is an insider, the nature of any compensation for such person. The classification and composition of the initial board of directors of the Reorganized Debtor shall be consistent with the certificate of incorporation of the Reorganized Debtor.

Section 7.3     Board of Directors. The initial members of the board of directors of the Reorganized Debtor (the “Board”) are expected to be: Joseph Fisher, Vassilis Keramidas, William Masuda, Carl Berg, and Khoon Cheng Lim. Each of the members of the Board shall serve in accordance with the certificate of incorporation and bylaws of the Reorganized Debtor, as may be amended from time to time.

Section 7.4     Officers of the Reorganized Debtor. The initial officers of the Reorganized Debtor are expected to be: Joseph Fisher, Chief Executive Officer; Roger Williams, General Counsel; Donald Gottschalk, Vice President of Finance; Randall Adleman, Vice President of Sales and Marketing; and Khoon Cheng Lim, Chief Technology Officer.

Section 7.5     Corporate Action. On the Effective Date, and as provided in this Plan, the adoption of any amendments and/or restatements of the certificate of incorporation and bylaws of the Reorganized Debtor, the selection of directors and officers of the Reorganized Debtor, and all other actions of the Debtor and the Reorganized Debtor contemplated by this Plan shall be deemed to be authorized and approved in all respects (subject to the provisions of this Plan and the Confirmation Order). All matters provided for in this Plan involving the corporate structure of the Debtor and the Reorganized Debtor and any corporate action required by the Debtor or the Reorganized Debtor in connection with this Plan, shall be deemed to have timely occurred in accordance with applicable state law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtor or the Reorganized Debtor. Notwithstanding the foregoing, on the Effective Date the appropriate officers and members of the Board are and shall be authorized and directed to take or cause to be taken all such actions as may be necessary or appropriate to issue, execute and deliver the agreements, documents, certificates, securities and Instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtor.

Section 7.6     Continuing Corporate Existence. Except as otherwise provided in this Plan, the Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professional fees and expenses, disbursements, expenses, or related support services (including fees relating to the preparation of applications for professionals) without application to, or approval of, the Bankruptcy Court.

ARTICLE VIII

NO SUBSTANTIVE CONSOLIDATION

Section 8.1     No Substantive Consolidation. Nothing in this Plan is intended to substantively consolidate, or shall have the effect of substantively consolidating, the Debtor and/or its Subsidiaries. Each entity shall maintain its separate corporate existence from and after the Effective Date unless the Reorganized Debtor determines otherwise.

ARTICLE IX

DISBURSEMENTS UNDER THIS PLAN

Section 9.1     Disbursements Under this Plan. The Reorganized Debtor shall act as the disbursing agent under this Plan.

(a)     Timing of Distributions. Unless otherwise provided in this Plan, any distributions and deliveries to be made hereunder on the Effective Date shall be made on the Effective Date or as soon as reasonably practicable thereafter, but in no event later than thirty (30) calendar days after the Effective Date, and shall be deemed made on the Effective Date. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act shall be completed no later than the next succeeding Business Day, but shall be deemed to have been completed as of the required day.

(b)     Delivery of Distributions – Last Known Address. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on its proof of claim, and, in the absence of a proof of claim, on the Schedules or on the books and records of the Debtor or its agents. The holder must provide notice in writing of a change of address pursuant to the notice requirements set forth in Section 16.14 of this Plan or, in the case of holders of transferred Claims only, by the filing of a proof of claim or statement pursuant to Bankruptcy Rule 3001(e) by such holder or transferee that contains an address for such holder different from the address of such holder as set forth in the Schedules. The Debtor and the Reorganized Debtor shall not be liable for any distribution sent to the address of record of a holder in the absence of the written notice of change thereof as provided in this Plan.

(c)     Distributions Free and Clear. Except as otherwise provided in this Plan, any distribution or transfer by the Reorganized Debtor, including but not limited to distributions to any holder of an Allowed Claim, shall be free and clear of any liens, claims, or encumbrances, and no other entity shall have any interest – legal, beneficial, or otherwise – in assets transferred pursuant to this Plan.

(d)     Undeliverable and Unclaimed Distributions. If any distribution to the holder of an Administrative Expense or Claim is returned as undeliverable, no further distributions to such holder shall be made unless and until the holder notifies the Reorganized Debtor in writing of such holder’s then-current address, at which time all such distributions shall, subject to the final sentence of this paragraph, be made as soon as is practicable to such holder, without interest. Checks issued by or on behalf of the Reorganized Debtor in respect of Allowed Administrative Expenses or Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Requests for re-issuance of any check shall be made in accordance with the notice provisions in Section 16.14 of this Plan to the Reorganized Debtor by the holder of the Allowed Administrative Expense or Allowed Claim to whom such check originally was issued. All claims for undeliverable distributions or voided checks shall be made on or before one hundred fifty (150) days after the date such undeliverable distribution was initially made. After such dates, all such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall become unencumbered Cash of the Reorganized Debtor and the claim of any other holder to such property (or interest in property) shall be discharged and forever barred. The holder of any Administrative Expense or Claim for which any undeliverable distribution has been deemed unclaimed property under section 347(b) of the Bankruptcy Code shall not be entitled to any other or further distribution under this Plan on account of such Administrative Expenses or Claim.

(e)     Setoffs. To the extent permitted under applicable law, the Debtor and/or the Reorganized Debtor may set off against or recoup from any Allowed Administrative Expense or Allowed Claim and the distributions to be made under this Plan on account thereof (before any distribution is made on account of such Allowed Administrative Expense or Allowed Claim), the claims, rights and Causes of Action of any nature that the Debtor may have asserted in writing against the holder of such Allowed Administrative Expense or Allowed Claim, including, without limitation, any rights under section 502(d) of the Bankruptcy Code, for up to one (1) year following the Effective Date. In the absence of a written objection by such holder of an Allowed Claim within thirty (30) days of the delivery of such writing from the Debtor or the Reorganized Debtor, it shall be conclusively presumed that the requirements for disallowance of a Claim under section 502(d) of the Bankruptcy Code or setoff or recoupment under applicable law have been satisfied. If the holder of such Allowed Administrative Expense or Allowed Claim timely responds to the Debtor’s or the Reorganized Debtor’s written assertion that setoff or recoupment against such holder is appropriate, the party asserting such right must seek an order of the Bankruptcy Court allowing such setoff or recoupment; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims, rights, and Causes of Action that the Debtor or the Reorganized Debtor may possess against such holder.

Section 9.2     Post-Petition Interest. Post-petition interest shall not accrue on or after the Commencement Date on account of any Claim, except to the extent that the holder of a Claim has the benefit of a lien on assets that exceed the value of such Claim or unless expressly provided in this Plan, the Confirmation Order, the Final DIP Order, or any contract, Instrument, release, settlement or other agreement entered into in connection with this Plan, or required by applicable bankruptcy law (including the fair and equitable rule).

Section 9.3     Withholding and Reporting Requirements. In connection with this Plan and all Instruments issued in connection therewith and distributed thereon, the Debtor and the Reorganized Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit on account of such distribution, including withholding tax obligations in respect of in-kind (non-Cash) distributions. Any party issuing any Instrument or making any in-kind (non-Cash) distribution under this Plan has the right, but not the obligation, to refrain from making a distribution unless the holder of the Allowed Claim, for which such distribution is to be made, has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

Section 9.4     Disputed Claims

(a)     Objections. As of the Effective Date, the Reorganized Debtor shall reserve the sole right, to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 328, 330, 331 and 503 of the Bankruptcy Code), to make, file and prosecute objections to Claims. All claims, other than those whose characterization and amount as reflected in the applicable proof of claim is less than or equal to the characterization and amount as reflected in the Debtor’s Schedules, are subject to objection. To the extent an Insurance Policy or Insurance Agreement provides the insurer (or third party claims administrator) the right to participate with respect to the handling, administration, settlement, negotiation, arbitration, or litigation of a claim for which the Debtor, the Reorganized Debtor or a third party claimant seeks coverage, the insurer (or third party claims administrator) may so participate after the Effective Date to the same extent it would have been entitled to participate pursuant to its Insurance Policy or Insurance Agreement had the Chapter 11 Case not occurred. The Reorganized Debtor shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable (unless such Claim was already the subject of a valid objection by the Debtor), but in no event shall the service of such an objection be later than thirty (30) days after the Effective Date, unless such date is extended by order of the Bankruptcy Court. The Bankruptcy Court may extend this deadline on the request of the Reorganized Debtor. The Bankruptcy Court shall retain jurisdiction to adjudicate any Claims objections that occur after the Effective Date, regardless of whether an objection to the Claim was commenced prior to the Effective Date.

(b)     Estimations. The Debtor or the Reorganized Debtor may, at any time, request the Bankruptcy Court to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtor previously has objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim, at any time, including during litigation concerning any objection to such Claim.

Section 9.5     Resolution of Disputed Claims

(a)     Litigation or Compromise. All objections to Claims shall be litigated to a Final Order except to the extent that the Reorganized Debtor elects to withdraw such objections, or the Reorganized Debtor and the holder of the Disputed Claim compromise, settle or otherwise resolve such objections, in which event they may settle, compromise or otherwise resolve any Disputed Claim without further order of the Bankruptcy Court.

(b)     Estimation. In the event the Bankruptcy Court estimates any Claim, that estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on the Allowed amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim, the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim.

Section 9.6     No Distributions Pending Allowance. Notwithstanding any other provision in this Plan, if any portion of a Claim or Administrative Expense is Disputed, no payment, and/or distribution provided in this Plan shall be made on account of any portion of that Claim or Administrative Expense unless and until (and only to the extent) such Claim or Administrative Expense becomes Allowed; distributions shall be made on account of each Claim to the extent such Claim is Allowed from time to time, notwithstanding that some portion of such Claim remains Disputed.

Section 9.7     Distributions After Allowance. If, on or after the Effective Date, any Disputed Claim or Administrative Expense becomes an Allowed Claim or Administrative Expense, the Reorganized Debtor, as soon as practicable following the date on which the Disputed Claim or Administrative Expense becomes an Allowed Claim or Administrative Expense, shall distribute to the holder of such Allowed Claim or Administrative Expense an amount, without any interest thereon, that provides such holder with the same percentage recovery as of the Effective Date, as holders of Claims or Administrative Expenses in the Class that were Allowed on the Effective Date.

Section 9.8     No Distribution in Respect of Disallowed Claims. To the extent that a Disputed Claim or Administrative Expense is expunged or reduced, the holder of such Claim or Administrative Expense shall not receive any distribution or participation rights on account of the portion of such Claim or Administrative Expense that is disallowed.

Section 9.9     Late-Filed Claims. Any Disputed Claim or Administrative Expense of which a proof of Claim has not been deemed timely filed as of the Effective Date shall be deemed disallowed without further order of the Bankruptcy Court.

Section 9.10     Default. In the event of a default by the Reorganized Debtor under this Plan, the holder of an Allowed Claim or Administrative Expense affected by such default may enforce its rights under this Plan in the Bankruptcy Court, but must first notify counsel for the Reorganized Debtor in writing of the default and allow the Reorganized Debtor five (5) Business Days following receipt by counsel for the Reorganized Debtor of the written notice of default to cure the default before initiating any enforcement proceeding in the Bankruptcy Court.

ARTICLE X

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 10.1     Treatment. All executory contracts and unexpired leases that exist between the Debtor and any Person shall be deemed rejected, as of the Confirmation Date, by the Debtor except for (i) any executory contract or unexpired lease that was previously expired or terminated pursuant to its own terms, (ii) any executory contract or unexpired lease that was previously assumed or rejected by the Debtor pursuant to an order of the Bankruptcy Court, (iii) any executory contract or unexpired lease that is the subject of a motion by the Debtor to assume or reject that is pending as of the Confirmation Date, (iv) any executory contract or unexpired lease that is specifically designated on the Assumption Schedule to the Plan Supplement, as a contract or lease to be assumed or to be assumed and assigned, as the case may be, (v) any contract, including Insurance Policies and Benefit Plans, that is assumed pursuant to this Plan, or (vi) any provision that is a confidentiality or indemnification provision, to the extent required to continue to be enforceable. All executory contracts and unexpired leases that exist between the Debtor and any Non-Debtor Affiliate shall be deemed assumed by the Reorganized Debtor at $0 cure, as of the Confirmation Date, but the parties reserve the right to agree (a) to a different cure amount and (b) that the executory contract is rejected, and in any event, amounts owed shall be Intercompany Claims that shall be treated in accordance with Section 11.1 of this Plan.

Section 10.2     Confirmation Order.  The Confirmation Order shall constitute an order of the Bankruptcy Court (i) approving the assumption, the assumption and assignment, or rejection, as the case may be, of executory contracts and unexpired leases, as described above, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, (ii) that the Reorganized Debtor has properly provided for the cure of any defaults that might have existed, (iii) that each assumption or assumption and assignment was in the best interest of the Debtor or the Reorganized Debtor, and (iv) the requirements for assumption and assignment of any executory contract or unexpired lease to be assumed had been satisfied. Each executory contract or unexpired lease that is assumed by the Debtor under this Plan and pursuant to the Confirmation Order or pursuant to any other Final Order entered by the Bankruptcy Court shall be deemed assigned, without further notice or order of the Bankruptcy Court, to the Reorganized Debtor on the later of (i) the Effective Date or (ii) the date of assumption.

Section 10.3     Inclusiveness. Unless otherwise specified in the Plan Supplement, each executory contract and unexpired lease listed on the Assumption Schedule therein shall include (without regard to whether any of the following agreements, Instruments, or other documents are listed in the Plan Supplement) (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, Instrument, or other document that in any manner affects such executory contract or unexpired lease, and (ii) with respect to any executory contract or unexpired lease that relates to the use, ability to acquire, or occupancy of real property, all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

Section 10.4     Cure of Defaults. Any monetary amount by which any executory contract or unexpired lease being assumed under this Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, or by agreement with the holder or by prior court order, by the payment of a Cure Amount. With the exception of such payment of Cure Amounts, if any, the Debtor and the Reorganized Debtor are not required to make any payment or take any other action in order to satisfy the requirements of section 365(b) of the Bankruptcy Code with regard to the executory contracts and unexpired leases being assumed under this Plan.

(a)     Cure Amounts. The Assumption Schedule lists, for each executory contract or unexpired lease being assumed under this Plan, the Debtor’s proposed Cure Amount; provided however, that the Debtor reserves the right on or prior to the date of the Confirmation Hearing to amend such schedule to add any executory contract or unexpired lease (and the attendant proposed Cure Amount) thereto or delete any executory contract or unexpired lease (and its attendant proposed Cure Amount) therefrom, or to amend the Cure Amount listed for any executory contract or unexpired lease. The Debtor shall provide notice of any amendment to the Assumption Schedule to the non-Debtor parties to the executory contracts and unexpired leases affected thereby. The determination or payment of any Cure Amount in connection with the Debtor’s assumption of an executory contract or unexpired lease shall constitute neither a waiver of any amounts owed to the Debtor by the counterparty, whether under the assumed executory contract or unexpired lease or otherwise, nor a waiver of any of the Debtor’s rights pursuant to section 502(d) of the Bankruptcy Code or otherwise.

(b)     Assumption Disputes. If a non-Debtor party to an executory contract or unexpired lease being assumed under this Plan timely objects to (i) the assumption, (ii) the proposed Cure Amount or the nature of the cure, (iii) the ability of the Debtor or the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the executory contract or unexpired lease being assumed, or (iv) any other matter pertaining to assumption, the Debtor and the objecting party may settle, compromise, or otherwise resolve such issues without further order of the Bankruptcy Court, or submit the dispute to the Bankruptcy Court for determination. Cure and assumption (or assumption and assignment) shall occur following either resolution of the dispute by the parties or the entry of a Final Order by the Bankruptcy Court, as the case may be.

(c)     Reservation of Right to Reject. Notwithstanding the above, the Debtor or Reorganized Debtor may, in their sole and absolute discretion, except for Insurance Policies as discussed herein, determine to reject any executory contract or unexpired lease at any time prior to the Confirmation Date. The effective date of a rejection effected pursuant to the preceding sentence shall be the Effective Date regardless of the date on which the Debtor or the Reorganized Debtor gave notice of such rejection.

Section 10.5     Rejection Damages Claims. Claims arising out of the rejection of executory contracts and unexpired leases pursuant to this Plan must be filed with the clerk of the Bankruptcy Court and be served upon the Debtor and its counsel and the Reorganized Debtor and its counsel no later than thirty (30) days after the later of the date that notice is mailed regarding (i) entry of an order approving the rejection of such executory contract or unexpired lease if not rejected by entry of the Confirmation Order, (ii) entry of the Confirmation Order, (iii) amendment of the Assumption Schedule that results in the rejection of such executory contract or unexpired lease, and (iv) rejection of such executory contract or unexpired lease pursuant to this Plan. Any such Claim not filed within such time shall be forever barred from assertion against the Debtor and its estate or the Reorganized Debtor or its property.

Section 10.6     Insurance Policies. Notwithstanding anything in the Disclosure Statement, this Plan, the Plan Supplement, the Confirmation Order or any other order of the Bankruptcy Court to the contrary (including, without limitation, any other provision that purports to be preemptory or supervening or grants a release), on the Effective Date, each of the Insurance Policies and Insurance Agreements shall, as applicable, either be (i) deemed assumed to the extent such Insurance Policies and Insurance Agreements were executory contracts of the Debtor or the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code or (ii) continued in accordance with its terms such that each of the parties’ contractual, legal and equitable rights under each Insurance Policy and Insurance Agreement shall remain unaltered, and the terms, conditions, and obligations of each Insurance Policy and Insurance Agreement shall apply as if the Chapter 11 Case had not occurred. Nothing in the Disclosure Statement, this Plan, the Plan Supplement, the Confirmation Order or any other order of the Bankruptcy Court to the contrary (including, without limitation, any other provision that purports to be preemptory or supervening or grants a release): (i) shall affect, impair or prejudice the rights and defenses of the insurers or the Debtor, the Reorganized Debtor or other insureds under the Insurance Policies and Insurance Agreements in any manner, and such insurers, the Debtor, the Reorganized Debtor and insureds shall retain all rights, obligations and defenses under the Insurance Policies and Insurance Agreements, and the Insurance Policies and Insurance Agreements shall apply to, and be enforceable by and against, the Debtor and/or the Reorganized Debtor or insured(s) and their applicable insurer(s) as if the Chapter 11 Case had not occurred or (ii) shall in any way operate to, or have the effect of, impairing any party’s legal, equitable or contractual rights or obligations under any Insurance Policy or Insurance Agreement, if any, in any respect; and any such rights and obligations shall be determined under the Insurance Policies, Insurance Agreements, and applicable law. Additionally, any Coverage Claim shall be handled in the court where it is currently pending or, if not currently pending in any court, Coverage Claims shall be heard in the forum specified in the relevant Insurance Policy or Insurance Agreement or, if no form is so specified, in a court of competent jurisdiction; provided, however, that nothing herein waives any right of the insurer to require arbitration to the extent the relevant Insurance Policy or Insurance Agreement provides for such.

ARTICLE XI

INTERCOMPANY CLAIMS

Section 11.1     Treatment. Holders of Post Petition Intercompany Claims do not need to file a request for payment of Administrative Expense. The amount of such Claims shall be determined pursuant to the Debtor’s books and records. All executory contracts and unexpired leases that exist between the Debtor and any Non-Debtor Affiliate shall be deemed assumed by the Reorganized Debtor at $0 cure, as of the Confirmation Date, but the parties reserve the right to agree (a) to a different cure amount and (b) that the executory contract is rejected.

ARTICLE XII

CONDITIONS PRECEDENT TO EFFECTIVE DATE

Section 12.1     Conditions Precedent to Effectiveness. This Plan shall not become effective unless and until the following conditions are satisfied or waived in accordance with this Article XII.

(a)     The Bankruptcy Court shall have entered the Confirmation Order, which shall approve this Plan on substantially the same terms and conditions as set forth herein, and the Confirmation Order shall have become a Final Order, unless Berg & Berg agrees to proceed with funding the New Loan prior to the Confirmation Order becoming a Final Order;

(b)     No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Plan are satisfied or waived;

(c)     All documents, Instruments and agreements provided for under, or necessary to implement this Plan shall have been executed and delivered by the parties thereto, in form and in substance satisfactory to the Debtor unless such execution or delivery has been waived by the parties benefited thereby and all such documents, Instruments and agreements shall be effective on the Effective Date;

(d)     All of the payments to be made by the Debtor by or on the Effective Date shall have been made or shall be made on the Effective Date or as soon as practicable thereafter;

(e)     The Reorganized Debtor shall have entered into the New Loan, and all conditions precedent to funding under the New Loan shall have been satisfied or waived;

(f)     The Debtor or the Reorganized Debtor, as applicable, shall have obtained all governmental and other regulatory approvals or rulings that may be necessary for consummation of this Plan or that are required by law, regulation or order

Section 12.2     Effect of Failure of Conditions to Effective Date. If the conditions precedent specified above have not been satisfied or waived by the date that is sixty (60) days after the Confirmation Date, then, unless such deadline is extended with the prior written consent of Berg & Berg, (a) the Confirmation Order shall be deemed vacated without any further order of the Bankruptcy Court, (b) no distributions under this Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (d) all of the Debtor’s obligations with respect to the Claims and the Equity Interests shall remain unchanged and none of the provisions of this Plan described herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any other entity in any further proceedings involving the Debtor or otherwise.

ARTICLE XIII

EFFECT OF CONFIRMATION

Section 13.1     Vesting of Assets. On the Effective Date, all property of the Debtor’s estate, including all claims and Causes of Action against third parties that arose prior to or after the Commencement Date, and any property acquired by the Debtor during the Chapter 11 Case or by the Reorganized Debtor under this Plan, shall vest in the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of this Plan. As of the Effective Date, all assets of the Reorganized Debtor shall be free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided in this Plan or the Confirmation Order.

Section 13.2     Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for classification, distribution, and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, its estate, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

Section 13.3     Termination of Use of Funds Under Final Cash Collateral Order and Borrowing Under Final DIP Order. On the Effective Date, the debtor’s ability to borrow money under the Final DIP Order and the Debtor’s ability to use Cash under the Final Cash Collateral Order shall be terminated. Upon the payment in full in Cash on the Effective Date of all Allowed DIP Claims, all liens, Claims and security interests granted to secure the DIP Claims under the Final DIP Order shall be deemed terminated and shall be of no further force and effect without the need for any party to take any further action or for any further order of the Bankruptcy Court. However, following the payment in full in Cash on the Effective Date of all Allowed DIP Claims, the DIP Lender shall be required to execute all reasonable documents requested by the Debtor or the Reorganized Debtor to effectuate the termination of all such liens, Claims and security interests which were granted to secure the DIP Claims. The Reorganized Debtor shall be entitled to take any action necessary to effectuate the discharge of any and all liens, Claims and security interests under the Final DIP Order.

Section 13.4     Dissolution of Creditors’ Committee. The Creditors’ Committee shall remain in existence until such time as the Reorganized Debtor makes the second payment to holders of Allowed General Unsecured Claims, at which point the Creditors’ Committee shall be deemed automatically dissolved without the need for any further action to be taken or document to be signed. Notwithstanding such dissolution, the Creditors’ Committee’s professionals may seek payment of any unpaid Administrative Expenses pursuant to the Plan incurred through the Effective Date. In the event of the failure of the Reorganized Debtor to make the second payment to holders of Allowed General Unsecured Claims on a timely basis, (a) the Creditors’ Committee shall have the right to pursue against the Reorganized Debtor legal remedies for such failure by the Reorganized Debtor, including, but not limited to, seeking to revoke confirmation of the Plan, and (ii) counsel for the Creditors’ Committee shall be entitled to be paid by the Reorganized Debtor for the reasonable fees and expenses incurred by such counsel in taking actions on behalf of the Creditors’ Committee resulting from such failure by the Reorganized Debtor.

Section 13.5     Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code or in the Confirmation Order, and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against or Equity Interest in the Debtor, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan. The rights, benefits and obligations of any entity named or referred to in this Plan whose actions may be required to effectuate the terms of this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity (including, but not limited to, any trustee appointed for the Debtor under chapters 7 or 11 of the Bankruptcy Code).

Section 13.6     Discharge. Upon the Effective Date and in consideration of the distributions to be made hereunder, if any, each holder of a Claim or Equity Interest and any affiliate of such holder (and any trustee or agent on behalf of such holder or affiliate) shall be deemed to have forever waived, released, and discharged the Debtor and the Reorganized Debtor, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Confirmation Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting against the Debtor or the Reorganized Debtor or its respective properties or interests in property, any such discharged Claim against or Equity Interest in the Debtor or the Reorganized Debtor; provided, however, that those Claims for which the stay has been lifted during the Chapter 11 Case to pursue outside of the Bankruptcy Court shall be excluded, but only until the earlier of the liquidation of such Claim or the disallowance of such Claim, after which time such Claims shall be treated according to this Section 13.6.

Section 13.7     Injunction. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the entry of a Final Order closing the Chapter 11 Case.

Section 13.8     Indemnification Obligations. The obligation of the Debtor to indemnify any Person serving as one of its directors, officers or employees by reason of such person’s service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtor’s constituent documents, by a written agreement with the Debtor, by the law of the state in which the Reorganized Debtor is organized, or otherwise, shall not survive the Effective Date.  The Reorganized Debtor shall have no obligation to defend, pay for the costs of defense or indemnify any such Person on account of any action taken by any such Person prior to the Effective Date or any claim asserted against any such Person after the Effective Date.  Accordingly, the Reorganized Debtor shall not have any obligation pursuant to this Plan or otherwise to provide indemnification or reimbursement with respect to any act or omission of any Person who served as, or on account of any claim asserted against, any officer, director or employee of the Debtor. The Debtor has the right to purchase a three-month extension of the Debtor’s directors and officers liability insurance policy that is currently in force, and may purchase other directors and officers liability insurance coverage with respect to acts and omissions preceding the Effective Date, recognizing that such coverage shall not be conditioned on indemnification from or funding by the Reorganized Debtor or include any deductible or self-insured retention for which the Reorganized Debtor may be responsible.  The Reorganized Debtor shall have the right, but not the obligation, to purchase whatever director and officer insurance the Reorganized Debtor deems appropriate to cover actions taken by directors and officers of the Reorganized Debtor after the Effective Date.

Section 13.9     Exculpation. As of the Confirmation Date, (a) the Debtor and its directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraisers and tax advisors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtor and its directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraiser and tax advisors shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan. The Debtor, the Reorganized Debtor, the Creditors’ Committee, the Pre-petition Secured Lender, the DIP Lender, Berg & Berg as the lender under the New Loan, and their respective principals, members, managers, officers, directors, employees and agents (including any attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraisers and tax advisors) shall not have or incur any liability to any holder of any Claim or Equity Interest or any other Person for any act or omission taken or not taken in good faith in connection with, or arising out of, the Chapter 11 Case, the Disclosure Statement, the Plan, the DIP Agreement, the New Loan, the solicitation of votes for and the pursuit of confirmation of the Plan, the offer and issuance of any securities under the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions constituting willful misconduct or gross negligence or bad faith as determined by a Final Order; and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The Bankruptcy Court shall be the sole forum to resolve any disputes which arise relating to this Exculpation.

Section 13.10     Releases. As of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s estate, including, without limitation, any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to unconditionally and forever release, waive and discharge all Causes of Action in connection with or related to the Debtor’s Chapter 11 Case, this Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce this Plan and the contracts, Instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or this Plan and that may be asserted by or on behalf of the Debtor, its estate, or the Reorganized Debtor against (i) any of the directors, officers, or employees of the Debtor or any of the Non-Debtor Affiliates serving during the pendency of the Chapter 11 Case, (ii) the financial and legal advisors of the Debtor, (iii) the members (but not in their individual capacities) of the Creditors’ Committee; (iv) the legal advisors of the Creditors’ Committee (but not with respect to such members in their individual capacities), (v) the Pre-petition Secured Lender, (vi) the DIP Lender, and (vii) Berg & Berg Enterprises, LLC as the lender under the Exit Facility, provided however, that the foregoing shall not operate as a waiver or release from any Causes of Action arising out of the actual or intentional fraud, gross negligence, willful misconduct or criminal conduct of any such Person, and that it is not intended, nor shall be construed, to extend to the allegations and or Causes of Action in the Securities Litigation against the officers and directors of the Debtor. The Bankruptcy Court shall be the sole forum to resolve any disputes which arise relating to these Releases.

     Section 13.11     Final Decree.     At any time following the Effective Date, the Reorganized Debtor shall be authorized to file a motion for the entry of a final decree closing the Chapter 11 Case pursuant to section 350 of the Bankruptcy Code.

ARTICLE XIV

AVOIDANCE ACTIONS

Section 14.1     Avoidance Claims. Under this Plan, Allowed General Unsecured Claims are expected to be paid in full; therefore, the Debtor does not believe there is any need to preserve or pursue Avoidance Claims, and accordingly does not intend to pursue any such Avoidance Claims. In the event of the failure of the Reorganized Debtor to make the second payment to holders of Allowed General Unsecured Claims on a timely basis, the Debtor’s rights to pursue and recover amounts under Avoidance Claims for the benefit of holders of Allowed General Unsecured Claims shall immediately transfer, in full, to the Creditors’ Committee such that the Creditors’ Committee shall obtain the sole right to make, file and prosecute any such Avoidance Claims. Any fees and costs incurred by counsel to the Creditors’ Committee in respect of the pursuit of Avoidance Claims may be paid only out of any recoveries obtained from such Avoidance Claims.

ARTICLE XV

RETENTION OF JURISDICTION

Section 15.1     Retention of Jurisdiction. Following confirmation of this Plan, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising under, arising out of, or related to, the Chapter 11 Case and this Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)     To hear and determine any motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, and the allowance of any Claims resulting therefrom;

(b)     To determine any and all adversary proceedings, applications, and contested matters that have been or may be commenced;

(c)     To hear and determine any timely objections to, or requests for estimation of, Claims or Administrative Expenses, including, without limitation, any objections to the classification of any Administrative Expense, Claim or Equity Interest, and to allow or disallow any Disputed Administrative Expense or Disputed Claim, in whole or in part;

(d)     To resolve disputes as to the ownership of any Administrative Expense, Claim or Equity Interest;

(e)     To ensure that distributions to holders of Allowed Administrative Expenses and Allowed Claims are accomplished as provided herein;

(f)     To issue such orders as may be appropriate in aid of implementation and execution of this Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)     To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(h)     To consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in this Plan or any order of the Bankruptcy Court, including ,without limitation, the Confirmation Order;

(i)      To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(j)      To hear and determine disputes or issues arising in connection with the interpretation or enforcement of the DIP Facility or any document executed in connection therewith;

(k)     To hear and determine disputes or issues arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, Instrument, or other document governing or relating to any of the foregoing, or any settlement approved by the Bankruptcy Court;

(l)      To recover all assets of the Debtor and property of the Debtor’s estate wherever located;

(m)    To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n)     To hear and determine all disputes involving the existence, scope, and nature of the discharges, injunctions and releases granted under this Plan, the Confirmation Order or the Bankruptcy Code;

(o)     To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any Person with the consummation or implementation of this Plan;

(p)     To hear and determine any other matter related to this Plan and not inconsistent with the provisions of the Bankruptcy Code; and

(q)     To enter a final decree closing the Chapter 11 Case.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.1     Plan Supplement. The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Upon entry of the Confirmation Order, the Debtor and the Reorganized Debtor and their respective officers and directors shall be authorized and are instructed to execute, deliver, file with the Bankruptcy Court or record or file such contracts, Instruments, releases, indentures, disclosures and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms, conditions and purposes of this Plan, or to otherwise comply with applicable law.

Section 16.2     Modification of Plan. All rights of the Debtor and the Reorganized Debtor to seek to modify this Plan in accordance with the provisions of section 1127 of the Bankruptcy Code are preserved under this Plan.

Section 16.3     Payment of Statutory Fees and Filing of Required Reports. All fees payable pursuant to 28 U.S.C. §1930(a)(6) shall be paid on or prior to the Effective Date by the Debtor. Any such fees accruing after the Effective Date but prior to the closing of the Chapter 11 Case shall be paid by the Reorganized Debtor. The Reorganized Debtor shall timely file all reports required by 11 U.S.C. §1106(a)(7).

Section 16.4     Withdrawal or Revocation of Plan. The Debtor may withdraw or revoke this Plan any time prior to the Confirmation Date. If the Debtor revokes or withdraws this Plan, or if the Confirmation Date does not occur, then this Plan shall be deemed null and void.

Section 16.5     Tax-Exempt Status. Nothing in this Plan shall adversely affect, or be interpreted to be inconsistent with, the tax-exempt status, if any, of the Reorganized Debtor or any other entity established pursuant to this Plan that is expressly intended to be tax-exempt.

Section 16.6     Expedited Determination of Post-petition Taxes. The Debtor and the Reorganized Debtor are authorized (but not required) to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all tax returns filed for taxable periods (or portions thereof) from the Commencement Date through (and including) the Effective Date.

Section 16.7     Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of this Plan (or incorporated document) is invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the provision held to be invalid, void or unenforceable, and such provision shall then be applicable as altered or interpreted. Subject to the provisions of this Plan and Bankruptcy Rule 3019, notwithstanding any such holding, alteration or interpretation, the remainder of the provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable according to its terms.

Section 16.8     Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, or to the extent an exhibit to this Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibits), the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the federal laws of the United States and, to the extent there is no applicable federal law, the laws of the State of Texas (without giving effect to the principles of conflicts of law thereof).

Section 16.9      Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Section 16.10     Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

Section 16.11     Exhibits/Schedules. All Exhibits and Schedules to this Plan, including the Plan Supplement, are incorporated into and are made a part of this Plan as if set forth in full herein.

Section 16.12     Plan Controls Disclosure Statement: Confirmation Order Controls Plan. To the extent this Plan is inconsistent with the Disclosure Statement, the provisions of this Plan shall be controlling. To the extent the Confirmation Order is inconsistent with this Plan, the provisions of the Confirmation Order shall be controlling.

Section 16.13     Successors and Assigns. All the rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of the heirs, executors, administrators, successors, and/or assigns of such Persons.

Section 16.14     Notices. All notices, requests and demands by parties in interest under or in connection with this Plan shall be in writing and served either by (i) first class mail, postage prepaid, (ii) hand delivery, (iii) reputable overnight delivery service, all charges prepaid, or (iv) electronic mail, and shall be deemed to have been given when received and confirmed by telephone or reply email by the following parties:

Valence Technology, Inc.

12303 Technology Blvd., Ste. 950

Austin, TX 78727

Roger Williams, Esq.

Valence Technology, Inc.

1889 E. Maule, Suite A

Las Vegas, NV 89119

With copies to the Debtor’s bankruptcy counsel:

Sabrina L. Streusand, Esq.

Streusand, Landon & Ozburn, LLP

811 Barton Springs Road, Suite 811

Austin, TX 78704

Dated:    September 20, 2013

Austin, Texas

VALENCE TECHNOLOGY, INC.

By:	/s/ JOSEPH FISHER
Name:	Joseph Fisher
Title:	Chief Executive Officer